Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of January 21, 2009 (the “Closing Date”), by and among Superfly Advertising, Inc., a Delaware corporation (the “Company”) and the Holders (as defined herein) set forth on the signature pages hereto.

WITNESSETH:

WHEREAS, the Company has entered into that certain Amended and Restated Asset Purchase Agreement, by and among the Company, Superfly Advertising, Inc., an Indiana corporation and a wholly-owned subsidiary of the Company (“Superfly Sub”), Commerce Planet, Inc., a Utah corporation (“Commerce Planet”), Legacy Media LLC, a California limited liability company (“Legacy”), and Consumer Loyalty Group LLC, a California limited liability company (“CLG”), dated as of December 16, 2008, whereby the Company, through Superfly Sub, has acquired certain assets of Legacy and CLG.

WHEREAS, in connection with the acquisition of certain assets of Legacy and CLG (the “Acquisition Transactions”), the Company wishes to grant registration rights to certain of the parties hereto who received or may receive in the future Common Stock (as defined herein) of the Company in connection with the Acquisition Transactions.

WHEREAS, the Holders are Beneficial Owners of Registrable Securities (as defined herein).

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND OTHER MATTERS

Section 1.1 Definitions. Capitalized terms used in this Agreement without other definition shall, unless expressly stated otherwise, have the meanings specified in this Section 1.1:

(a)                “Affiliate” shall mean any person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as defined below).

(b)                “Agreement” has the meaning ascribed to such term in the preamble.

(c)                “Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

(d)                “Board” means the Board of Directors of the Company.

(e)                “Certificate of Incorporation” means the Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on November 12, 2008, as amended or restated from time to time.

(f)                “Common Stock” means the common stock, par value $0.001 per share of the Company.

(g)                “Company” has the meaning ascribed to such term in the preamble.

(h)                “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(i)                “Governmental Authority” means any national, local or foreign (including U.S. federal, state or local) or supranational (including European Union) governmental, judicial, administrative or regulatory (including self-regulatory) agency, commission, department, board, bureau, entity or authority of competent jurisdiction.

(j)                “Holder” means Commerce Planet and any shareholder of Commerce Planet that receives as Registrable Securities as a dividend or other shareholder distribution directly from Commerce Planet so long as such persons are the Beneficial Owners of Registrable Securities.

(k)                “Indemnified Parties” has the meaning ascribed to such term in Section 2.5.

(l)                “Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.6(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Company, including counsel for the Company, (ix) reasonable fees, out-of-pocket costs and expenses of one counsel to the selling shareholders, (x) fees and expenses in connection with any review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the reasonable fees and expenses of any counsel thereto, (xi)  costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of-pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.2(l).

(m)                “Registrable Securities” shall mean shares of Common Stock beneficially owned by the Holders on the Closing Date or acquired by the Holders as a dividend or other shareholder distribution directly from Commerce Planet. For purposes of this Agreement, (i) Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement and (ii) the Registrable Securities of a Holder shall not be deemed to be Registrable Securities at any time when the entire amount of such Registrable Securities proposed to be sold in a single sale constitutes less than 1% of the then outstanding shares of Common Stock or, in the written opinion of counsel satisfactory to the Company, in its reasonable judgment, may be sold to the public pursuant to Rule 144(k) (or any successor provision then in effect) under the Securities Act in any three-month period or any such Registrable Securities have been sold in a sale made pursuant to Rule 144 of the Securities Act.

(n)                “Rule 415” shall mean Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar rule thereto that may be promulgated by the SEC.

(o)                 “Subsidiary” means, with respect to any person, any corporation, limited liability company, company, partnership, trust, association or other legal entity or organization of which such person (either directly or through one or more subsidiaries of such person) (a) owns, directly or indirectly, a majority of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, trust, association or other legal entity or organization, or (b) is otherwise entitled to exercise (1) a majority of the voting power generally in the election of the board of directors or other governing body of such corporation, limited liability company, partnership, trust, association or other legal entity or organization or (2) control of such corporation, limited liability company, partnership, trust, association or other legal entity or organization.

(p)                “Transfer” means, in respect of any shares of Common Stock, property or other asset, any sale, assignment, transfer, distribution or other disposition thereof, whether voluntarily or by operation of Law.

(q)                “Underwritten Offering” means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Forms S-4 or S-8 or any similar or successor form.

Section 1.2 Definitions Generally. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neutral genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein:

(a)                the word “or” is not exclusive;

(b)                the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c)                the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d)                the word “person” means any individual, corporation, limited liability company, trust, joint venture, association, company, partnership or other legal entity or a government or any department or agency thereof or self-regulatory organization; and

(e)                all section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Registration.  The Company shall use its reasonable best efforts to register under the Securities Act all of the Registrable Securities, as promptly as reasonably practicable, which registration may include shares of Common Stock registered for its own account or that of other Company shareholders.

Section 2.2 Registration Procedures. The Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as practicable, and, as applicable:

(a)                The Company shall, as expeditiously as reasonably practicable, prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to: (i) cause such filed registration statement to become and remain effective, and (ii) promptly update such registration statement so that it does not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, until all of the Registrable Securities included in such registration statement shall have actually been sold thereunder; provided that, at the request of any Holder, the intended method of distribution relating to the sale of the Registrable Securities to be registered thereunder shall provide for individual Holders to be named as selling shareholders under such registration statement.

(b)                Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each Holder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to each Holder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as a Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder. The Holders shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to the Holders, and the Company shall use its reasonable best efforts to comply with such request, provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)                After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify the Holders of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable best efforts to prevent the entry of such stop order or to remove it if entered.

(d)                The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Holders reasonably (in light of the Holders’ intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable a Holder to consummate the disposition of the Registrable Securities owned by such Holder, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.2(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)                The Company shall immediately notify the Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to the Holders and file with the SEC any such supplement or amendment.

(f)                The Company shall select an underwriter or underwriters in connection with any Underwritten Offering. In connection with any Underwritten Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Underwritten Offering, including, to the extent necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(g)                Subject to the execution of confidentiality agreements satisfactory in form and substance to the Company in the exercise of its good faith judgment, the Company will give to the Holders, their counsel and accountants (i) reasonable and customary access to its books and records, that, in the opinion of the Board are pertinent corporate documents, and (ii) such opportunities to discuss the business of the Company with its directors, officers, employees, counsel and the independent public accountants who have certified its financial statements, as shall be appropriate, in the reasonable judgment of counsel, to the Holders, to enable them to exercise its due diligence responsibility.

(h)                The Company shall use its reasonable best efforts to furnish to the Holders and to each such underwriter, if any, a signed counterpart, addressed to the Holders or such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the Holder and the underwriters reasonably request.

(i)                Each Holder shall promptly furnish in writing to the Company such information regarding such Holder that is reasonably necessary for the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information regarding such Holder as may be legally required or advisable in connection with such registration.

(j)                Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.2(e), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Holder’s Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.2(e), and, if so directed by the Company, such Holders shall destroy all copies, other than any permanent file copies then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.2(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.2(e) to the date when the Company shall make available to the Holders a prospectus supplemented or amended to conform with the requirements of Section 2.2(e).

(k)                The Company shall use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(l)                The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(m)                The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of Registrable Securities contemplated hereby.

Section 2.3 Registration Restrictions. The registration rights granted hereunder shall be subject to and shall not conflict with the Company’s existing registration rights agreements, and nothing in this Agreement shall be construed as to violate the restrictions set forth in the Asset Purchase Agreement.  No registration of Registrable Securities in violation of such agreements shall be effectuated.

Section 2.4  Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registrations initiated by it under this Article II prior to the effectiveness of such registration.

Section 2.5 Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article II, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, each Holder, each Affiliate of such Holder and its members and managing members (including any director, officer, Affiliate, employee, agent and controlling person of any of the foregoing, if applicable), each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorney’s fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company with respect to such person through an instrument duly executed by such person specifically stating that it is for use in the preparation thereof.

Section 2.6  Indemnification by the Holders. Each of the Holders hereby agrees to indemnify and hold harmless, severally and not jointly, the Company and all other prospective sellers of Registrable Securities with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, any registration statement that includes any Registrable Securities and that is filed in accordance with this Article II, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Holder through an instrument duly executed by such Holder or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or the Holders, or any of their respective Affiliates, directors, officers or controlling persons, and shall survive the Transfer of such securities by such Holder. In no event shall the liability of the Holders hereunder be greater in amount than the dollar amount of the proceeds received by the Holders upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 2.7 Conduct of Indemnification Proceedings. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article II, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article II, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

Section 2.8 Contribution. If the indemnification provided for in this Article II from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 2.8 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of the Holders hereunder be greater in amount than the dollar amount of the proceeds received by the Holders upon the sale of the Registrable Securities giving rise to such indemnification obligation.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 2.9 Underwritten Offering; Limitations.

(a)                A Holder may not participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Company and (B) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

(b)                If Registrable Securities are to be sold in an Underwritten Offering, the Company agrees to include in the registration statement to be used all such information as may be reasonably requested by the underwriters for the marketing and sale of such Registrable Securities.

(c)                In the case of any registration of Common Stock by the Company in a firm-commitment underwriting, if the managing underwriters give written advice to the Company that marketing factors require a limitation on the number of shares of Common Stock (or other securities convertible into or exercisable or exchangeable for Common Stock) to be offered and sold by shareholders of Company in such offering, then the Company shall be required to include in the offering only that number of such securities, if any, that the underwriters determine in their sole discretion will not impair the success of the offering (any securities so included to be apportioned pro rata among Holders and by shareholders of the Company having contractual rights to include shares in such registration, based upon the number of shares of Common Stock each Holder and each such shareholder beneficially owns).

(d)                If any registration of Registrable Securities shall be effected in connection with a Underwritten Offering, neither the Company nor any Holder shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any shares of Common Stock or other security of the Company (except as part of such Underwritten Offering) until the earliest of (i) 90 days following registrations of Registrable Securities pursuant to this Agreement, (ii) with respect to the Holders generally, such shorter time as may be agreed to by the underwriters with respect to any one Holder, and (iii) such time as members of management agree to with the underwriters with respect to the public sale or distribution of securities held by members of management.

Section 2.10 Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and a Holder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or Governmental Authority other than the Securities Act.

Section 2.11 Parties in Interest. Each Holder shall be entitled to receive the benefits of this Agreement and shall be bound by the terms and provisions of this Agreement by reason of its election to participate in a registration under this Article II. Any transferee of the Registrable Securities shall be entitled to receive the benefits of this Agreement and shall be bound by the terms and provisions of this Agreement upon becoming bound hereby pursuant to Section 3.7.

Section 2.12 Mergers, Recapitalizations, Exchanges or Other Transactions Affecting Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Registrable Securities, to any and all securities or capital stock of the Company or any successor or assign of any such person (whether by merger, amalgamation, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation or otherwise.

Section 2.13 Registration Expenses. The Company shall pay all Registration Expenses promptly upon request for payment or reimbursement therefore in connection with any registration, request for registration, or Underwritten Offering of Registrable Securities hereunder. The obligation to pay the Registration Expenses shall apply irrespective of whether a registration, once properly demanded, becomes effective, is delayed, withdrawn or suspended, or, in the case of an Underwritten Offering, is consummated.

Section 2.14 Other Registration Rights Agreements. Nothing in this agreement shall limit the Company’s right to grant registration rights, including, without limitation, demand or “piggyback” registration rights, to any other person.

ARTICLE III

MISCELLANEOUS

Section 3.1 Term of the Agreement; Termination of Certain Provisions.

(a)                The term of this Agreement shall continue until such time as no Registrable Securities are held by any Holder, except that Sections 2.5, 2.6, 2.7, 2.8 and Section 3.3 shall survive.

(b)                Unless this Agreement is theretofore terminated pursuant to Section 3.1(a) hereof, each Holder shall be bound by the provisions of this Agreement with respect to any of its Registrable Securities until such time as such Holder ceases to hold any Registrable Securities.  Thereafter, such Holder shall no longer be bound by the provisions of this Agreement.

Section 3.2 Amendments; Waiver.

(a)                Subject to the limitations set forth in Section 3.2(b), the provisions of this Agreement may be amended only by the mutual agreement of the Company and the holders of a majority of the Registrable Securities.

(b)                No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective.

Section 3.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 3.4 Notices.

(a)       Any communication or notice to be given hereunder will be duly given (and shall be deemed to be received) when delivered in writing by hand or first class mail or by facsimile to a party at its address as indicated below:

If to the Company:
Superfly Advertising, Inc.
420 Lexington Avenue, Suite 450
New York, New York 10022
Attention: President
Telephone: (212)581-5150
Facsimile: (212) 581-5198

with a copy (which shall not constitute notice to the Company) to: Butzel Long
380 Madison Avenue
New York, New York 10017
Attention: Jane Greyf, Esq.
Telephone: (212) 323-8601
Facsimile: (212) 818-0494; and

If to a Holder: to the address and facsimile set forth in the records of the Company.

(b)                Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by facsimile.

Section 3.5 Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 3.6 Specific Performance. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall, subject to Section 3.3, be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may be then available.

Section 3.7 Assignment; Successors. This Agreement shall be binding upon and inure to the benefit of the respective legatees, legal representatives, successors and assigns of each Holder; provided, however, that a Holder may not assign this Agreement or any of his rights or obligations hereunder, except pursuant to Section 2.11, and any purported assignment in breach hereof by a Holder shall be void; and provided further that no assignment of this Agreement by the Company or to a successor of the Company (by operation of law or otherwise) shall be valid unless such assignment is made to a person which succeeds to the business of such person substantially as an entirety.

Section 3.8 No Third-Party Rights. Other than as expressly provided herein, nothing in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

Section 3.9 Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

Section 3.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Agreement as of the dates indicated.

SUPERFLY ADVERTISING, INC.

By:	/s/ Richard J. Berman
Richard J. Berman
Chairman of the Board

COMMERCE PLANET, INC.

By:	/s/ Anthony G. Roth
Anthony G. Roth
President and Chief Executive Officer

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